Exhibit 99.1

Press Release:

SYNCHRONOSS TECHNOLOGIES, INC. ANNOUNCES

THIRD QUARTER 2008 FINANCIAL RESULTS

•	Third quarter revenue of $26.3 million grew 8% sequentially

•	Non-GAAP diluted EPS was $.11

BRIDGEWATER, N.J. – November 5, 2008 – Synchronoss Technologies, Inc. (Nasdaq: SNCR), the premier provider of on-demand transaction management software to Tier One communication service providers, today announced its financial results for the third quarter 2008.

Stephen G. Waldis, President and Chief Executive Officer of Synchronoss, stated, “The company’s revenue returned to sequential growth in the third quarter and we are optimistic that it will do so in our seasonally stronger fourth quarter as well. We are benefiting from the ramping of early stage transaction programs that are being moved over to our platform even though the challenging economic environment has negatively impacted our transaction volumes associated with certain pre-existing programs.”

Waldis added, “We continue to expand our relationship with AT&T, at the same time making progress at wireless and cable customers. We are in the early stages of many of these programs and as such the timing of a potential ramp is uncertain, but we are optimistic about our long-term opportunities which are further bolstered by our recent acquisition of Wisor Telecom.”

For the third quarter of 2008, Synchronoss reported net revenue of $26.3 million, an increase compared to $24.3 million in the previous quarter. Net revenue for the third quarter of 2007 was $34.5 million. The year-over-year decrease was due primarily to the previously disclosed reduction in revenue related to the Apple iPhone.

Gross profit, including the impact of fair value stock compensation expense, was $12.8 million in the third quarter of 2008, representing a related gross margin of 49%. Income from operations, in accordance with generally accepted accounting principles (“GAAP”), was $3.5 million, including $1.7 million of fair value stock-based compensation expense. Based on an effective tax rate of 42% in the third quarter of 2008, GAAP net income was $2.3 million and GAAP diluted earnings per share was $0.07, as compared to $0.24 in the third quarter of 2007.

Non-GAAP gross profit for the third quarter of 2008 was $13.1 million, representing a non-GAAP gross margin for the third quarter of 2008 of 50%. Non-GAAP income from operations, which excludes fair value stock-based compensation expense, was $5.2 million in the third quarter of 2008, representing a non-GAAP operating margin of 20%. Non-GAAP net income in the third quarter was $3.3 million, leading to non-GAAP diluted earnings per share of $0.11, compared to $0.26 in the third quarter of 2007.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Synchronoss had cash, cash equivalents, and marketable securities of $73.3 million at September 30, 2008, a decrease of $21.6 million from last quarter due to the acquisition of Wisor Telecom and execution of the company’s share repurchase program, partially offset by $9 million in positive cash flows from operations during the quarter. On a year-to-date basis, Synchronoss generated approximately $18 million in cash flows from operations.

Lawrence R. Irving, Chief Financial Officer and Treasurer, stated, “We continue to focus on investing in our long-term strategic growth initiatives and putting our platform in place to drive future transaction volumes for new customers and programs. At the same time, we are managing overall expenses carefully in light of the current economic environment with a focus on continuing to drive significant profitability and cash flow. We believe we are positioned well from a long-term perspective based on our differentiated value proposition, tier one customer base, strong balance sheet and proven scalability of our business model.”

Other Highlights

•	Business related to AT&T represented 66% of total revenue in the third quarter, compared to 67% in the previous quarter and 78% in the year ago quarter.

•	Business outside of the AT&T relationship generated approximately 34% of total revenue as compared to 33% in the previous quarter and 22% in the year ago quarter.

•	In September, the company announced the acquisition of Wisor Telecom for $18 million subject to certain purchase price adjustments. The acquisition expands Synchronoss’ customer and technology footprint, in particular related to service provider-to-service provider automation. In addition, Wisor Telecom augments the company’s global R&D and operations capabilities.

Conference Call Details

In conjunction with this announcement, Synchronoss will host a conference call today, November 5, 2008, at 4:30 p.m. (ET) to discuss the company’s financial results. To access this call, dial 866-761-0749 (domestic) or 617-614-2707 (international). The pass code for the call is 32818841. Additionally, a live web cast of the conference call will be available on the “Investor Relations” page on the company’s web site www.synchronoss.com.

Following the conference call, a replay will be available at 888-286-8010 (domestic) or 617-801-6888 (international). The replay pass code is 28029788. An archived web cast of this conference call will also be available on the “Investor Relations” page of the company’s web site, www.synchronoss.com.

Non-GAAP Financial Measures

Synchronoss has provided in this release selected financial information that has not been prepared in accordance with GAAP. This information includes historical non-GAAP operating income, net income, effective tax rate, and earnings per share. Synchronoss uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Synchronoss’ ongoing operational performance. Synchronoss believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Synchronoss’ industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above exclude fair value stock-based compensation expense for the three and nine months ended September 30, 2008.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. As previously mentioned, a reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.

About Synchronoss Technologies Inc.

Synchronoss Technologies (NASDAQ: SNCR) is the premier provider of on-demand transaction management software to Tier One communications service providers. Synchronoss enables service providers to drive growth in new and existing markets while delivering an improved customer experience at lower costs. The company’s flagship ActivationNow(R) and ConvergenceNow(R) software platforms automate, synchronize and simplify electronic service creation and management of advanced wireline, wireless and IP services across existing networks. For more information, please visit www.synchronoss.com.

Forward-looking Statements

This document may include certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption “Risk Factors” in Synchronoss’ Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the Securities and Exchange Commission. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors. Synchronoss does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

SYNCHRONOSS TECHNOLOGIES, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	September 30,	December 31,
	2008	2007
Assets
Current assets:
Cash and cash equivalents	$67,970	$92,756
Marketable securities	1,460	1,891
Accounts receivable, net of allowance for doubtful accounts of $238 and $448 at September 30, 2008 and December 31, 2007, respectively	22,984	26,710
Prepaid expenses and other assets	6,218	2,949
Deferred tax assets	1,071	247

Total current assets	99,703	124,553
Marketable securities	3,856	1,210
Property and equipment, net	9,936	10,467
Goodwill and intangible assets, net	7,630	—
Intangible assets, net	5,991	—
Deferred tax assets	4,401	2,498
Other assets	595	290

Total assets	$132,112	$139,018

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,701	$1,681
Accrued expenses	5,806	9,495
Equipment loan payable	223	—
Deferred revenues	2,226	373

Total current liabilities	10,956	11,549
Other liabilities	1,453	678
Stockholders’ equity:
Preferred stock, $0.0001 par value; 10,000 shares authorized, 0 shares issued and outstanding at September 30, 2008 and December 31, 2007, respectively	—	—
Common stock, $0.0001 par value; 100,000 shares authorized, 32,795 and 32,726 shares issued; 30,795 and 32,630 outstanding at September 30, 2008 and December 31, 2007, respectively	3	3
Treasury stock, at cost (2,000 and 96 shares at September 30, 2008 and December 31, 2007, respectively)	(23,713)	(19)
Additional paid-in capital	106,028	98,596
Accumulated other comprehensive income (loss)	(22)	4
Retained earnings	37,407	28,207

Total stockholders’ equity	119,703	126,791

Total liabilities and stockholders’ equity	$132,112	$139,018

SYNCHRONOSS TECHNOLOGIES, INC
CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended,
	September 30,		September 30,
	2008	2007	2008	2007
Net revenues	$26,335	$34,477	$79,760	$87,127
Costs and expenses:
Cost of services (1)	13,547	15,601	38,819	39,748
Research and development (1)	2,683	2,948	7,493	7,414
Selling, general and administrative (1)	4,946	4,992	15,074	12,862
Depreciation and amortization	1,636	1,375	4,581	3,752

Total costs and expenses	22,812	24,916	65,967	63,776

Income from operations	3,523	9,561	13,793	23,351
Interest income	494	972	1,987	2,875
Interest expense	(10)	(7)	(29)	(34)

Income before income tax expense	4,007	10,526	15,751	26,192
Income tax expense	(1,668)	(2,518)	(6,551)	(9,054)

Net income	$2,339	$8,008	$9,200	$17,138

Net income per common share:
Basic	$0.08	$0.25	$0.29	$0.53

Diluted	$0.07	$0.24	$0.28	$0.51

Weighted-average common shares outstanding:
Basic	31,047	32,264	31,980	32,161

Diluted	31,439	33,599	32,604	33,370

(1) Amounts include fair value stock-based compensation as follows:
Cost of services	$297	$155	$921	$409
Research and development	215	84	556	130
Selling, general and administrative	1,150	504	3,455	1,391

Total fair value stock-based compensation expense	$1,662	$743	$4,932	$1,930

SYNCHRONOSS TECHNOLOGIES, INC
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended,
	September 30,		September 30,
	2008	2007	2008	2007
Non-GAAP financial measures and reconciliation:
GAAP income from operations	$3,523	$9,561	$13,793	$23,351
Add: Fair value stock-based compensation	1,662	743	4,932	1,930

Non-GAAP income from operations	$5,185	$10,304	$18,725	$25,281

GAAP net income attributable to common stockholders	$2,339	$8,008	$9,200	$17,138
Add: Fair value stock-based compensation, net of tax	970	565	2,881	1,263

Non-GAAP net income	$3,309	$8,573	$12,081	$18,401

Diluted non-GAAP net income per share	$0.11	$0.26	$0.37	$0.55

Shares used in per share calculation	31,439	33,599	32,604	33,370

SYNCHRONOSS TECHNOLOGIES, INC.
STATEMENT OF CASH FLOWS
(Unaudited)
(in thousands)

	Nine Months Ended September 30,
	2008	2007
Operating activities:
Net income	$9,200	$17,138
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	4,581	3,752
Deferred income taxes	163	(16)
Stock-based compensation	5,075	2,083
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable, net allowance for doubtful accounts	5,568	(8,472)
Prepaid expenses and other current assets	(2,580)	(889)
Other assets	7	10
Accounts payable	(500)	1,434
Accrued expenses	(2,336)	1,147
Tax benefit from stock option exercise	(1,582)	—
Other liabilities	29	794
Deferred revenues	426	(33)

Net cash provided by operating activities	18,051	16,948
Investing activities:
Additions to property and equipment	(1,902)	(8,797)
Purchases of marketable securities available for sale	(4,960)	(3,685)
Sale of marketable securities available for sale	2,719	3,815
Business acquired, net of cash	(17,357)	—

Net cash used in investing activities	(21,500)	(8,667)
Financing activities:
Proceeds from the exercise of stock options	775	1,093
Excess tax benefit from stock option exercise	1,582	—
Repurchase of common stock	(23,694)	—
Repayments of equipment loan	—	(500)

Net cash provided by (used in) financing activities	(21,337)	593
Net increase (decrease) in cash and cash equivalents	(24,786)	8,874

Cash and cash equivalents at beginning of year	$92,756	$73,905

Cash and cash equivalents at end of period	$67,970	$82,779

Contacts:
Investor: Tim Dolan 617-956-6727
investor@synchronoss.com
Media: Stacie Hiras 908-547-1260
stacie.hiras@synchronoss.com

SOURCE: Synchronoss Technologies, Inc. The Synchronoss logo, Synchronoss, ActivationNow and ConvergenceNow are trademarks of Synchronoss Technologies, Inc. All other trademarks are property of their respective owners.